UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2025
Sprinklr, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40528	45-4771485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 9th Avenue 12th Floor New York, New York		10001
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00003 per share	CXM	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On January 29, 2025, the Board of Directors (the “Board”) of Sprinklr, Inc. (the “Company”) increased the size of the Board from eight to ten directors and, following the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed (i) Jan R. Hauser to serve as a member of the Board as a Class I director, for a term expiring at the Company’s 2025 Annual Meeting of Stockholders, and (ii) Stephen M. Ward, Jr. to serve as a member of the Board as a Class II director, for a term expiring at the Company’s 2026 Annual Meeting of Stockholders, each effective as of January 29, 2025. Ms. Hauser will serve as a member of the Audit Committee of the Board (the “Audit Committee”), and Mr. Ward will serve as a member of the Compensation Committee of the Board (the “Compensation Committee”). The Board has determined that each of Ms. Hauser and Mr. Ward is “independent” pursuant to the rules of The New York Stock Exchange and other governing laws and applicable regulations.

Ms. Hauser, age 65, served in various capacities at the General Electric Company (“GE”) from April 2013 until March 2019, including as Vice President, Chief Accounting Officer and Controller. Prior to GE, Ms. Hauser was a partner in the national office of PricewaterhouseCoopers LLP (“PwC”), where she served as a senior technical resource on multiple topics. Early in her career, Ms. Hauser was selected for a two-year fellowship in the Office of the Chief Accountant at the U.S. Securities and Exchange Commission. Ms. Hauser currently sits on the boards of directors of Enfusion, Inc., where she is chair of the audit committee and a member of the compensation committee, and Magna International Inc., where she is a member of the audit committee and technology committee. She previously served on the boards of directors of Proterra Inc., from June 2022 to March 2024, and Vonage Holdings Corp., from October 2019 to July 2022. Ms. Hauser holds a B.B.A. in Accounting, summa cum laude, from the University of Wisconsin-Whitewater.

Mr. Ward, age 69, is the former President and Chief Executive Officer of Lenovo Corporation, the international personal computer company formed by the acquisition of IBM’s personal computer division by Lenovo. Prior to joining Lenovo, Mr. Ward was IBM’s Chief Information Officer and General Manager of Thinkpad, as well as other business units. He currently sits on the boards of directors of C3.ai, Inc., where he serves as chair of its compensation committee and a member of its nominating and corporate governance committee, and Carpenter Technology Corporation, where he serves as chair of its corporate governance committee and a member of both its human capital management committee and its science, technology and sustainability committee. Mr. Ward also currently sits on the board of directors of Molekule Inc., a private company. From November 2022 to October 2024, Mr. Ward served on the board of directors of Molekule Group, Inc., and from June 2021 to July 2022, he served on the board of directors of Vonage Holdings Corp. He also previously served on the boards of directors of KLX Energy Services Holdings, Inc., E2Open Corporation, E-Ink Corporation, KLX Aerospace, QD Vision, Inc. and Lenovo. Mr. Ward holds a B.S. in Mechanical Engineering from California Polytechnic State University, San Luis Obispo.

There are no arrangements or understandings between Ms. Hauser or Mr. Ward and any other person pursuant to which they were selected as a director, and there are no family relationships between Ms. Hauser or Mr. Ward and any of the Company’s other directors or executive officers. There are no transactions between Ms. Hauser or Mr. Ward and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As non-employee directors of the Company, each of Ms. Hauser and Mr. Ward is eligible to participate in the Company’s Amended and Restated Non-Employee Director Compensation Policy, a description of which is included in the Company’s Proxy Statement on Form DEF 14A filed on May 3, 2024 and is incorporated herein by reference, as such policy may be amended from time to time (the “Policy”).

In connection with their appointments, the Company and each of Ms. Hauser and Mr. Ward will enter into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”). The Indemnification Agreement requires the Company to indemnify each director, to the fullest extent permitted by Delaware law, for certain liabilities to which such director may become subject as a result of such director’s affiliation with the Company.

Director Departure

On January 29, 2025, Edwin Gillis notified the Board of his decision to resign as Chair of the Audit Committee, effective as of the close of business on March 31, 2025, and as a Class II director of the Company and a member of the Audit Committee, effective as of the close of business on June 12, 2025 (the “Effective Date”). Mr. Gillis’s decision to resign from the Board was not the result of any disagreement between Mr. Gillis and the Company, its management, the Board or any committees thereof on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Gillis’s departure, the Company has extended the post-termination exercise period for all of Mr. Gillis’s vested options until June 12, 2026.

Ms. Hauser will succeed Mr. Gillis as Chair of the Audit Committee, effective as of March 31, 2025, and will receive additional compensation pursuant to the Policy. In connection with Mr. Gillis’s departure, the Board approved a decrease in the size of the Board from ten to nine directors, effective as of the Effective Date.

A copy of the Company’s press release announcing the director changes described above is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press release, dated January 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2025	Sprinklr, Inc.

	By:	/s/ Jacob Scott
Jacob Scott
General Counsel & Corporate Secretary